Exhibit 99.8

                           LASALLE RE HOLDINGS LIMITED
                          1996 LONG-TERM INCENTIVE PLAN


                                    SECTION 1

                                     GENERAL

        1.1. Purpose. The LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan (the "Plan") has been established by LaSalle Re Holdings Limited (the "Company") to:

(a) attract and retain employees and other persons providing services to the Company and the Related Companies;

(b) motivate Participants, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company, and any other person providing services to the Company or a Related Company; provided, however, that a member of the Board of Directors of the Company who is not an employee of the Company or a Related Company shall not be an "Eligible Individual".


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

         1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 12 of the Plan).

                                    SECTION 2

                                     OPTIONS

         2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

         2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

         2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section 2 shall be subject to the following:

(a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a share of Stock on such date.

(b) Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.


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


(d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

        2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

(a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph 2.4(b)), achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant.

(b) No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option.

(c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

         2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Committee determines to be appropriate.

         2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a)      the ten-year anniversary of the date on which the Option is granted;

(b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(c)      if  the  Participant's  Date  of  Termination   occurs  by  reason   of
         Retirement, the three-year anniversary  of such Date of Termination; or



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


(d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

         2.7. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Stock, in the manner permitted by subsection 2.3, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.

                                    SECTION 3

                            STOCK APPRECIATION RIGHTS

         3.1. Definition. Subject to the terms of this Section 3, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

         3.2. Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.





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


         3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

(a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights, or achievement of objectives relating to Stock ownership by the Participant. However, except as otherwise expressly provided in the Plan, no Stock Appreciation Right subject to this paragraph (a) may be exercised by a Participant (i) prior to the date on which the Participant completes one continuous year of employment with the Company and the Related Companies after the date as of which the Stock Appreciation Right is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Stock Appreciation Right.

(b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

         3.4. Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

         3.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the
Participant,   and  such  other  factors  as  the  Committee  determines  to  be appropriate.

         3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection 3.6, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:


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


(a) the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

(b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

(c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

(d) if the Participant's Date of Termination occurs by reason other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

         3.7. Limited Stock Appreciation Rights. The Committee may grant Limited Stock Appreciation Rights. Notwithstanding the foregoing provisions of this Section 3, Limited Stock Appreciation Rights shall be subject to the following:

(a) A Limited Stock Appreciation Right may (but need not) be granted in connection with all or any portion of a previously or contemporaneously granted Option. A Limited Stock Appreciation Right may be granted in tandem with an Option regardless of whether the Option is in tandem with a Stock Appreciation Right.

(b) A Limited Stock Appreciation Right entitles the Participant to receive a cash payment in connection with a Change in Control, determined as follows:

         (i) In the case of a Limited Stock Appreciation Right that is in tandem with an Option, the payment amount shall be equal to the difference between the exercise price per share of the Stock covered by the tandem Option and the Market Price of a share of Stock.

         (ii) In the case of a Limited Stock Appreciation Right that is not in tandem with an Option, the payment amount shall be equal to the difference between (A) the Fair Market Value of the Stock at the time of grant of the Limited Stock Appreciation Right, or the average Stock value over a period of up to six months prior to the date of the Change in Control; and (B) the Market Price of a share of Stock.

(c) To the extent provided by the Committee, a Limited Stock Appreciation Right may be automatically exercisable at a time determined by the Committee, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than the seven-month anniversary of the date of the Change in Control, and may be exercisable regardless of whether the Participant is then employed (or otherwise providing services to) the Company or a Related Company.

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

(d) If the Limited Stock Appreciation Right is in tandem with an Option, the exercise of the Limited Stock Appreciation Right shall result in the cancellation of the tandem Option (and any Stock Appreciation Right in tandem with such Option).

(e) For purposes of this subsection 3.7, the term "Market Price" shall mean the greater of (i) the highest price per share of Stock paid in connection with the Change in Control; and (ii) the highest price per share of Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange during a period beginning not earlier than 90 days prior to the Change in Control and ending not later than the date of exercise of the Limited Stock Appreciation Right, as determined by the Committee.

                                    SECTION 4

                                RESTRICTED STOCK

         4.1. Definition. Subject to the terms of this Section 4, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to such conditions as may be established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant. To the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall not be less than one year following the grant of the Award. The period beginning on the date of grant of Restricted Stock and ending on the vesting or forfeiture of such stock is referred to as the "Restricted Period".

         4.2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 4 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

         4.3.  Terms  and  Conditions  of  Awards.   Shares  of Restricted Stock
granted to Participants under the Plan shall be subject to the following terms and conditions:

(a) Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.



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

(b) Except as otherwise determined by the Committee, a Participant whose Date of Termination occurs prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

(c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan and an
                  agreement entered into between the registered owner and LaSalle Re Holdings Limited. A copy of such plan and agreement is on file in the office of the Secretary of LaSalle Re Holdings Limited, #25 Church Street, Hamilton, HMFX, Bermuda."

(d) Subject to the limitations of the Plan and the Award of Restricted Stock, at the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                    SECTION 5

                                PERFORMANCE STOCK

         5.1. Definition. Subject to the terms of this Section 5, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the "Performance Period" with respect to any Performance Stock Award shall be the period over which the applicable performance is to be measured.

         5.2. Eligibility. The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this
Section 5 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.





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

                                    SECTION 6

                             STOCK PURCHASE PROGRAM


         6.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee); provided, however, that with respect to shares of Stock purchased under a program that does not result in an award of matching shares (as provided in subsection 6.2), the purchase price may not be less than 50% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

         6.2. Matching Shares. Except as otherwise provided in subsection 6.1, any Stock purchase program established by the Committee under this Section 6 may provide for the award of matching shares of Stock, except that in no event shall the matching rate exceed one share for each one share purchased by the Participant.

         6.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 6.1, or matching shares awarded pursuant to subsection 6.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 4.

                                    SECTION 7

                                PERFORMANCE UNITS

         7.1. Definition. Subject to the terms of this Section 7, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

         7.2. Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of units to be the subject to each such Award.

         7.3. Terms and Conditions of Awards. For each Participant, the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

         7.4. Settlement. Settlement of Performance Units shall be subject to the following:



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


(a) The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

(b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee.

         (i) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

         (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

(c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine. Such vesting restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 4.

         7.5. Termination during Performance Period. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.




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

                                   SECTION 7A

                          FIFTH ANNIVERSARY STOCK AWARD

         Each Eligible Individual who has completed five years of service with the Company or a Related Company (including service performed as an employee of CNA (Bermuda) Services Limited or Aon Risk Consultants (Bermuda) Ltd.) who has not previously been granted an award under the Plan shall be granted Stock on the earlier of (i) the fifth anniversary of such Eligible Individual's date of hire by the Company or a Related Company or (ii) in the case of an Eligible Individual who performed services for the Company or a Related Company prior to such date of hire, the fifth anniversary of the date on which such Eligible Individual began performing such services, subject in each case to approval of such award by the Committee. The amount of Stock granted to the Eligible Individual shall be equal to 10% of his or her base salary as of such anniversary date, divided by the Fair Market Value of a share of Stock on the business day coincident with such anniversary date, or if such anniversary date is not a business day, the first business day immediately prior to such anniversary date; provided that such Eligible Individual is employed by the Company or a Related Company on such anniversary date.



                                    SECTION 8

                          OPERATION AND ADMINISTRATION

         8.1. Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of November 27, 1995 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         8.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 8.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 1,000,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available under the Plan.

         8.3.  Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

         (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

         (ii) All or any of the Awards may be canceled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

         (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

(c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be canceled. If Awards are canceled under this paragraph (c), then, with respect to any affected Participant, either:

         (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

         (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

         The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

(d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 8.3, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

(e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

(g)      Awards under the Plan are subject to adjustment  under this  subsection
         8.3 only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection 8.3, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

         8.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

         8.5. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

         8.6. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

         8.7. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Section 10.

         8.8. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

         8.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         8.10. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         8.11.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

         8.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         8.13. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

         8.14. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.


                                    SECTION 9

                                CHANGE IN CONTROL

         9.1. Acceleration. Subject to the provisions of subsection 8.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable, except to the extent  that  the  right to  exercise  the  Option  is  subject  to any restrictions established in connection with a Limited Stock Appreciation Right that is in tandem with the Option.

(b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable, except that if Stock Appreciation Rights are in tandem with an Option, and the Option is in tandem with a Limited Stock Appreciation Right, the right to exercise the Stock Appreciation Right shall be subject to any restrictions established in connection with the Limited Stock Appreciation Right.

(c) All shares of Restricted Stock and Performance Stock shall become fully vested.

(d) All vesting restrictions imposed under subsection 6.3 (relating to restrictions on shares purchased by the Participants, and matching shares awarded to Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

(e)      Performance  Units  may   be  paid  out  in such  manner and amounts as
         determined by the Committee.

                                   SECTION 10

                                    COMMITTEE

         10.1. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3, none of whom shall be eligible to receive Awards under the Plan.

         10.2. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 11) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         10.3. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         10.4. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         10.5. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 11

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 6.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                   SECTION 12

                                  DEFINED TERMS

         For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Performance Stock, Stock acquired through purchase or through matching allocations under Section 6, or Performance Units.

(b) Board. The term "Board" shall mean the Board of Directors of the Company.

(c) Change in Control. The term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

         (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30 percent or more of the total voting power of the Company's then outstanding stock.

         (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of
                       Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company's stock when the offer terminates.

         (iii) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

(d) Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Date of Termination. A Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services.

(f) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

         (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value.

         (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

         (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined in good faith by the Committee.

(h) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(i) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(j) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after providing at least five years of service to the Company or the Related Companies and attaining age 65.

(k)      SEC.  "SEC"  shall  mean  the  United  States  Securities  and Exchange
         Commission.

(l) Stock. The term "Stock" shall mean shares of common stock of the Company.

                                   SECTION 13

                          CANCELLATION AND SUBSTITUTION
                      OF OPTIONS UPON BUSINESS COMBINATION

         Notwithstanding anything to the contrary contained in the Plan, at the "Effective Time" (as defined in the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization among LaSalle Re Holdings Limited, LaSalle Re Limited, the Company and Trenwick Group Ltd., formerly Gowin Holdings International Limited ("Trenwick Bermuda") dated as of March 20, 2000 (the "Business Combination Agreement")), each outstanding Option under the Plan, whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, an equivalent number of "New Holdings Shares" (as defined in the Business Combination Agreement).